   As filed with the Securities and Exchange Commission on January 11, 2000

                       REGISTRATION NO. 333-____________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            V.I. TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                     DELAWARE                         11-3238476
            (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                Identification No.)

                   155 DURYEA ROAD, MELVILLE, NEW YORK 11747
             (Address of registrant's principal executive offices)

          V.I. TECHNOLOGIES, INC. 1999 SUPPLEMENTAL STOCK OPTION PLAN
                           (Full Title of the Plan)

                            V.I. TECHNOLOGIES, INC.

              JOHN R. BARR, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            V.I. Technologies, Inc.
                                155 Duryea Road
                           Melville, New York 11747
                                (516) 752-7314
           (Name, address and telephone number of agent for service)

                                with copies to:

                          WILLIAM T. WHELAN, ESQUIRE
              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                          Boston, Massachusetts 02111
                                (617) 542-6000

                                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                            Proposed            Proposed
         Title of                      Amount to be         Maximum             Maximum             Amount of
securities to be registered            registered/(1)/   Offering price        Aggregate         registration fee
                                                          per share/(2)/    offering price/(2)/
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value               478,785         $.03 - .62        $  221,055.20             $ 58.36

                                           521,215         $6.00             $3,127,290.00             $825.61
                                         ---------                                                     -------
                                         1,000,000                                                     $883.97
=====================================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the V.I. Technologies, Inc. 1999 Supplemental Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq National Market System as of a date (January 4, 2000) within 5 business days prior to filing this Registration Statement.
======================= ========================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Supplemental Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1999, as amended.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------------------------------------------------
The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1999.

      (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the last fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on May 13, 1998 (File No. 000-24241), including any amendment or report filed hereafter for the purpose of updating such description.

      All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
----------------------------------
Not applicable.


Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------
The validity of the Common Stock offered hereby will be passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.


Item 6. Indemnification of Directors and Officers.
-------------------------------------------------
Article NINTH of the Registrant's Restated Certificate of Incorporation provides that directors of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derives an improper personal benefit.

Article TENTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court.

Pursuant to Section 145 of the General Corporation Law of the State of Delaware and the By-laws of the Registrant, the Registrant maintains insurance for directors and executive officers and has entered into agreements with all of its executive officers and directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.


Item 7. Exemption from Registration Claimed.
-------------------------------------------
Not applicable.


Item 8. Exhibits.
----------------
Exhibit Number                          Description
                                        -----------

      4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 26, 1998 (File No. 333-46933).

      4.2 Amended and Restated By-laws of the Registrant. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 26, 1998 (File No. 333-46933).

      4.3 Form of Certificate for Common Stock. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 26, 1998 (File No. 333-46933).

      5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities registered hereunder. Filed herewith.

     23.1       Consent of KPMG LLP, independent auditors.  Filed herewith.

     23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Contained in Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., filed as Exhibit 5.1 hereto.

     24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.

Item 9.  Undertakings.
---------------------
      (a)    The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-------------------------------------------------------------------------------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on this 11th day of January, 2000.

                             V.I. TECHNOLOGIES, INC.

                             By:  /s/ John R. Barr
                                 ------------------

                             John R. Barr
                             President and Chief Executive Officer

                             POWER OF ATTORNEY


     Each person whose signature appears below constitutes and appoints John R. Barr, Thomas T. Higgins and William T. Whelan his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of V.I. Technologies, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                              TITLE                     DATE
                                       -----                     ----

/s/ John R. Barr              President, Chief Executive        January 11, 2000
--------------------------
John R. Barr                  Officer and Director
                              (Principal Executive Officer)

/s/ Thomas T. Higgins         Executive Vice President and      January 11, 2000
--------------------------
Thomas T. Higgins             Chief Financial Officer
                              (Principal Financial Officer and
                              Principal Accounting Officer)

/s/ David Tendler             Director                          January 11, 2000
--------------------------    --------
David Tendler

/s/ Richard A. Charpie        Director                          January 11, 2000
--------------------------    --------
Richard A. Charpie

/s/ Jeremy Hayward-Surry      Director                          January 11, 2000
--------------------------    --------
Jeremy Hayward-Surry

/s/ Bernard Horowitz          Director                          January 11, 2000
--------------------------    --------
Bernard Horowitz

/s/ Irwin Lerner              Director                          January 11, 2000
--------------------------    --------
Irwin Lerner

                              Director                          January   , 2000
--------------------------    --------
Peter D. Parker

/s/ Damion E. Wicker, M.D.    Director                          January 11, 2000
--------------------------    --------
Damion E. Wicker, M.D.

/s/ Samuel K. Ackerman        Director                          January 11, 2000
--------------------------    --------
Samuel K. Ackerman

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                      Description
--------------                      -----------

4.1             Restated Certificate of Incorporation of the Registrant.
                Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 26, 1998 (File No. 333-46933).

4.2 Amended and Restated By-laws of the Registrant. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 26, 1998 (File No. 333-46933).

4.3 Form of Certificate for Common Stock. Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission on February 26, 1998 (File No. 333-46933).

5.1             Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                as to the legality of the securities registered hereunder. Filed herewith.

23.1            Consent of KPMG LLP, independent auditors.  Filed herewith.

23.2            Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                Contained in Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., filed as Exhibit 5.1 hereto.

24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.